EXHIBIT 10.136

                        RESTRICTED STOCK AWARD AGREEMENT

                             Issued Pursuant to the
                              Glimcher Realty Trust
              Amended and Restated 2004 Incentive Compensation Plan

     THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement"), effective ____________________ (the "Effective Date"), represents the grant of restricted stock ("Stock") by Glimcher Realty Trust (the "Company"), to ___________ (the "Participant") pursuant to the terms, provisions and definitions of the Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan adopted by its Board of Trustees (the "Board") on or about March 15, 2004 (the "Plan") and approved by the Company's shareholders on May 7, 2004 and later amendment on May 11, 2007. Stock granted hereby is intended to be restricted and shall be subject to the restrictions set forth in this Agreement and the Plan.

     The Plan provides a complete description of the terms and conditions governing the Stock. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the Plan's provisions shall completely supersede and replace the inconsistent or conflicting provisions of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

     1. General Stock Grant Information. The individual named above has been selected to be a Participant in the Plan and receive shares of Stock, as specified below (the "Shares"):

     a. Date of Grant: ________________________________

     b. Number of Shares Granted: ____________________

     c. Type of Shares Granted: Restricted Common Stock

     d. Price Per Share on the Date of Grant: $________

     e. Latest Vesting Date: ______________

     2. Grant of Stock. The Company hereby grants to the Participant the Shares set forth above, at the stated per share price, which is one hundred percent (100%) of the Fair Market Value (defined herein) of a Share on the Date of Grant (defined above), in the manner and subject to the terms and conditions of the Plan and this Agreement. The Executive Compensation Committee has determined that the "Fair Market Value" of a Share on the Date of Grant is equal to the closing market price of the Shares on the New York Stock Exchange on the Date of Grant.

     3. Restrictions.

     a. Transfer Restrictions. Except as otherwise provided in Section 3(c), the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, at any time prior to the periods and in accordance with the lapsing schedule set forth below in Section 3(b) below. No sale, transfer, pledge, assignment, alienation or hypothecation of the Shares in violation of this Section 3(a), whether voluntary or involuntary, by operation of law or otherwise, shall be valid as to any person, assignee or transferee with respect to any interest in the Shares whatsoever. Unless otherwise stated herein, the Participant shall


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continue to be treated as the owner of the Shares for purposes of this Agreement and shall continue to be bound by all of the terms and provisions hereof. The restrictions set out in this Section 3(a) are referred to in this Agreement as the "Transfer Restrictions."

     b. Lapse of the Transfer Restrictions. The Shares shall be subject to the Transfer Restrictions through the Vesting Date specified below and shall lapse as follows:

                                             Percentage of Shares for which
           Vesting Date                 Transfer Restrictions Shall have Lapsed

Third Annual Anniversary of Date of Grant                 33%
Fourth Annual Anniversary of Date of Grant                66%
Fifth Annual Anniversary of Date of Grant                100%

     Shares with respect to which the Transfer Restrictions shall have lapsed under this Section 3(b) (the "Vested Shares") will, effective on and after the Vesting Date, thereafter be free of the Transfer Restrictions, but such Vested Shares will continue to be subject to all of the remaining terms and conditions of this Agreement as applicable. Any Shares for which the Transfer Restrictions have not yet lapsed in accordance with this Section 3(b) shall, for purposes of this Agreement, not be considered Vested Shares (the "Non-Vested Shares").

     c. Discontinuation of Board Service by the Participant.

     i. Non-Cause Termination or Discontinuation of a Participant's Board Service. If the Participant's service on the Board is discontinued or terminated for any reason, other than For Cause (as defined below), then such Participant, or any guardian or legal representative of the Participant if the Participant becomes disabled, shall be permitted to keep any Non-Vested Shares; however, such shares shall be subject to the Transfer Restrictions and vesting schedule stated in Section 3(b). In the event the Participant dies while serving on the Board, the Non-Vested Shares may be transferred to such other persons by will or the laws of descent and distribution, provided that the Non-Vested Shares so transferred shall be subject to the Transfer Restrictions and vesting schedule stated in Section 3(b).

     ii. For Cause Termination or Discontinuation of a Participant's Board Service. If a Participant's service on the Board is discontinued or terminated For Cause, then any Non-Vested Shares shall be immediately forfeited, returned to and canceled by the Company, and shall be deemed to have been forfeited by the Participant; provided that the Executive Compensation Committee (exclusive of the Participant, if necessary) of the Board may, in its sole and absolute discretion, allow the Participant to retain the Non-Vested Shares (either in whole or in part) upon such terms and conditions as may be specified in writing by the Executive Compensation Committee. For purposes of the Section 3(c)(ii), "For Cause" shall mean a Participant's: (A) commission of an act of dishonesty directly involving the Company, including, but not limited to, misappropriation of funds or property of the Company or any Affiliate or Subsidiary; (B) continued engagement in activities or conduct injurious to the reputation of the Company (as determined by a committee of independent members of the Board of Trustees exclusive of the Participant) after written notice from the Chairman of the Board (or the Lead Independent Trustee if the Participant is the Chairman of the Board) to the Participant giving five (5) Business Days to cease such activity; (C) continued refusal to perform the Participant's assigned duties and responsibilities as a member of the Board of Trustees or any of its committees after written notice from the Chairman of the Board (or the Lead Independent Trustee if the Participant is the Chairman of the Board) to the Participant


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giving five (5) Business Days to resume performance of such duties; (D) a material violation or breach (as determined by a committee of independent members of the Board of Trustees exclusive of the Participant) of any agreement, policy, guideline, regulation, charter provision, rule, or code of the Company or Board (including any committee thereof) that governs the conduct of the Participant; or (E) pleading guilty or no contest to or conviction of any felony under federal or state law. For purposes of this section a "Business Day," shall be any day other than a Saturday, Sunday, or holiday as designated and recognized under federal law.

     4. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Executive Compensation Committee may adopt for administration of the Plan. It is expressly understood that the Executive Compensation Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

     5. Reservation of Shares. At all times there shall be reserved for issuance and/or delivery upon grant such number of shares of Stock as shall be required for issuance or delivery upon the grant of the Shares hereunder.

     6. Adjustments. The Shares subject to this Agreement shall also be subject to adjustment in accordance with Section 4.4 of the Plan.

     7. Exclusion from Pension Computations. By acceptance of the grant pursuant to this Agreement, the Participant hereby agrees that any income or gain realized upon the receipt of the Stock hereof, upon the disposition of the Shares received, or upon the lapse of the restrictions pursuant to the terms of this Agreement, is special incentive compensation and shall not be taken into account, to the extent provided under the applicable plan documents and to the extent permissible under applicable law, as "wages," "salary," or "compensation" in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or affiliates.

     8. Amendment. The Executive Compensation Committee may, with the consent of the Participant, at any time or from time to time amend the provisions, terms and conditions of this Agreement, and may at any time or from time to time amend the provisions, terms and conditions of this Agreement in accordance with the Plan and applicable law.

     9. Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 180 East Broad Street, 21st Floor,
Attn: General Counsel, Columbus, Ohio 43215 or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on this Agreement, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     10. Withholding Taxes. The Company shall have the right to withhold from a Participant, or otherwise require such Participant to pay, any Withholding Taxes (defined below) arising as a result of the grant of any Shares, the lapse of any Transfer Restrictions on any Shares, the transfer of any Shares, any tax election by the Participant, or any other taxable event. If the Participant shall fail to make such Withholding Tax payments when and as required, the Company (or its Affiliates or Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any


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kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. If the Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Share Award then the Participant shall submit a copy of such election to the Company. In satisfaction of the requirement to pay Withholding Taxes, the Participant may make a written election which may be accepted or rejected in the discretion of the Executive Compensation Committee, to tender other Shares to the Company (either by actual delivery or attestation, in the sole discretion of the Executive Compensation Committee, provided that, except as otherwise determined by the Executive Compensation Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Grant Price or have been purchased on the open market), having an aggregate Fair Market Value equal to the Withholding Taxes. "Withholding Taxes" means any federal, state, or local income, employment, payroll, or similar tax related to the Shares that are required to be withheld by the Company.

     11. Registration; Legend. The Company may postpone the issuance and delivery of Shares under this Agreement until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Stock of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective registration statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act. The Company may cause the following or a similar legend to be set forth on each certificate representing the Stock granted hereunder unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

     THE SALE OR TRANSFER OF THE COMMON SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE GLIMCHER REALTY TRUST AMENDED AND RESTATED 2004 INCENTIVE COMPENSATION PLAN (THE "PLAN") AND IN THE ASSOCIATED RESTRICTED STOCK AWARD AGREEMENT FOR THE HOLDER HEREOF. A COPY OF THE PLAN AND SUCH RESTRICTED STOCK AWARD AGREEMENT MAY BE OBTAINED FROM GLIMCHER REALTY TRUST.



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     12. Miscellaneous.

     a. This Agreement shall not confer upon the Participant any right to continuation of service in any capacity to the Company nor shall this Agreement interfere in any way with the Company's right to terminate the Participant's service at any time.

     b. The Participant shall, to the extent permitted by applicable law and the Plan, have full voting rights as a stockholder of the Company with respect to the Shares granted hereunder and the right to receive applicable dividends for the Stock granted hereunder.

     c. With the approval of the Board, the Executive Compensation Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant's rights under this Agreement or be contrary to applicable law.

     d. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     e. To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

     f. All obligations of the Company under the Plan and this Agreement, with respect to the Shares, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     g. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     h. By executing this Agreement and accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Executive Compensation Committee.

     i. The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or this Agreement issued pursuant to the Plan.

     j. This Agreement, the Plan, and any certificate representing the Stock (including an electronic certificate) granted hereunder shall constitute the entire agreement and understanding between the Participant and the Company concerning the grant of the Stock hereunder and with respect to the subject matter contained herein. This Agreement, the Plan, and any certificate representing the Stock (including an electronic certificate) granted hereunder supersede all prior agreements and the understandings between the Parties with respect to the grant of the Stock hereunder and with respect to the subject matter contained herein.


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     13. Exculpation. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been executed on behalf of the Company by the undersigned in his/her capacity as an officer or Trustee of the Company, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of the Company dated as of November 1, 1993, as amended, and not individually, and neither the trustees, officers or shareholders of the Company nor the trustees, directors, officers or shareholders of any Subsidiary or Affiliate of the Company shall be bound or have any personal liability hereunder or thereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Award and all documents, agreements, understanding and arrangements relating hereto and will not seek recourse or commence any action against any of the trustees, officers, agents or shareholders of the Company or any of the trustees, directors, agents, officers or shareholders of any Subsidiary or Affiliate of the Company, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto

     14. Change in Control. Any Non-Vested Shares granted to the Participant hereunder shall immediately vest in their entirety on the day immediately prior to the date of a Change in Control of the Company and no longer be subject to Transfer Restrictions stated herein. For purposes of this section, a "Change in Control of the Company" shall be deemed to occur if:

     (a) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement; provided, however, that there shall not be deemed to be a Change in Control of the Company if immediately prior to the occurrence of what would otherwise be a Change in Control of the
          Company: (i) the Participant is the other party to the transaction (a "Control of the Company Event") that would otherwise result in a Change in Control of the Company or (ii) the Participant is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control of the Company Event or of any entity, directly or indirectly, controlling such other party;

     (b) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"); provided, however, that a Transaction shall not be deemed to result in a Change in Control of the Company if:

          (i) immediately prior thereto the circumstances in (a)(i) or (a)(ii) above exist, or

          (ii) (A) the shareholders of the Company, immediately before such transaction, own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (B) the individuals who


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               were members of Company's Board of Trustees immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Surviving Corporation; or

     (c) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each an "Other Transaction") and (i) the shareholders of the Company, immediately before such Other Transaction own, directly of indirectly, immediately following such Other Transaction fifty percent (50%) or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction or (ii) the individuals who were members of Company's Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owing a majority of the outstanding voting securities of the Other Surviving Corporation; provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (a)(i) or (a)(ii) above exist.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                          GLIMCHER REALTY TRUST


                                          By: _____________________________
                                          Name:
                                          Title:

ACKNOWLEDGED & ACCEPTED:


--------------------------------
           Signature

Print Name:_____________________


Address:  ______________________
          ______________________
          ______________________


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